     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 15, 2000

                              REGISTRATION NO. 333-

          =============================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              ====================

                                    FORM S-3

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                              ====================

                            BIOSPHERICS INCORPORATED

             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   52-0849320
                     (I.R.S. employer identification number)

              12051 Indian Creek Court, Beltsville, Maryland 20705,
                                 (301) 419-3900
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                              ====================
                                Gilbert V. Levin
                      President and Chief Executive Officer
                            Biospherics Incorporated
                            12051 Indian Creek Court
                           Beltsville, Maryland 20705
                                 (301) 419-3900
                              (301) 210-4908 (Fax)
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              ====================

                                   COPIES TO:

                               James E. Baker, Jr.
                        Baxter, Baker, Sidle & Conn, P.A.
                             120 E. Baltimore Street
                            Baltimore, Maryland 21202
                                 (410) 385-8122
                              (410) 230-3801 (Fax)

                              ====================

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

                              ====================

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / x /

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

CALCULATION OF REGISTRATION FEE

=============================================================================================
                                            Proposed          Proposed          Amount
Title of each class        Amount           maximum           maximum           of
of securities to be        to be            offering price    aggregate         registration
registered                 registered (1)   per share (2)     offering price    fee
=============================================================================================
Common Stock,
$.005 par value            1,809,955        $10               $18,099,550       $4,778
=============================================================================================

(1) Includes (i) 723,982 shares of common stock outstanding, (ii) up to 1,085,973 shares of common stock to be issued upon exercise of a stock purchase warrant and (iii) an indeterminate number of additional shares of common stock as may from time to time become issuable upon exercise of the stock purchase warrant by reason of stock splits, stock dividends and similar transactions, which shares are registered hereunder pursuant to Rule 416 under the Securities Act.

(2) Estimated in accordance with Rule 457(c) for the purpose of computing the amount of the registration fee based on the average of the high and low prices of the Company's Common stock on the Nasdaq National Market System on March 8, 2000.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

     The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell, and is not soliciting an offer to buy, these securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED MARCH 15, 2000

                                   PROSPECTUS

                            BIOSPHERICS INCORPORATED
                        1,809,955 SHARES OF COMMON STOCK
                              ====================

     The selling stockholder of Biospherics Incorporated ("Biospherics") identified on page 6 hereof may offer and sell the shares covered by this prospectus from time to time. The selling stockholder has acquired 723,982 shares of Biospherics' common stock and a stock purchase warrant to acquire up to 1,085,973 additional shares at $6.90625 per share. Such purchases may occur at any time during the four (4) year period ending February 23, 2004. The selling stockholder will receive all of the proceeds from the sale of the shares and will pay all underwriting discounts and selling commissions, if any, applicable to the sale of the shares. Biospherics will pay the expenses of registration of the sale of the shares. The selling stockholder may also offer for sale additional shares of common stock acquired upon exercise of the stock purchase warrant as a result of stock splits, stock dividends or similar events pursuant to Rule 416 under the Securities Act.

     Our common stock trades on the Nasdaq National Market System under the symbol "BINC". On March 8, 2000, the last reported sale price of our common stock on the Nasdaq National Market System was $10.00 per share.

     Our principal offices are located at 12051 Indian Creek Court, Beltsville, Maryland 20705. Our telephone number is (301) 419-3900.

     BEGINNING ON PAGE 2, WE HAVE LISTED SEVERAL "RISK FACTORS" WHICH YOU SHOULD CONSIDER. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY BEFORE YOU MAKE YOUR INVESTMENT DECISION.

     Neither the Securities and Exchange Commission nor any securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                     The date of this Prospectus is                , 2000.

                                  RISK FACTORS

     YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS, ALONG WITH THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, IN DECIDING WHETHER TO INVEST IN OUR SHARES. THESE FACTORS, AMONG OTHERS, MAY CAUSE ACTUAL RESULTS, EVENTS OR PERFORMANCE TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS MADE IN THIS PROSPECTUS.

     WE CONTINUE TO BE DEPENDENT ON OUR INFORMATION SERVICES DIVISION FOR NEARLY ALL OF OUR REVENUE. Since the products developed by our Biotech division have not yet been brought to market, we are almost entirely dependent on the Information Services Division. This business is typically comprised of relatively large contracts which are not usually for terms longer than one or two years, subject to options to extend for one or more years. Some of this business is awarded by competitive bidding. In many cases, the apparent low bidder is subject to a protest action by the unsuccessful bidders that delays the award of the contract and sometimes results in a rebidding. There can be no assurance that we will continue to win and successfully defend these awards.

     OUR INFORMATION SERVICES BUSINESS IS CURRENTLY DEPENDENT UPON LOWER-MARGIN GOVERNMENT CONTRACTS. While our Information Services business is comprised of both government and commercial business, the mix of such business changes from period to period. Government business traditionally generates lower operating margins than commercial business. In 1999, the government to commercial business mix was more than 2 to 1.

     D-TAGATOSE HAS NOT COME TO MARKET. We have granted an exclusive worldwide license to MD Foods Ingredients amba of Denmark for the manufacture, marketing and distribution of D-Tagatose as a food ingredient. Our receipt of future payments from MD Foods is dependent upon MD Foods' efforts to bring this product to market. In lieu of FDA qualification, MD Foods has assembled an expert panel to review the safety of D-Tagatose. To our knowledge, MD Foods has yet to commence construction of a plant to manufacture D-Tagatose. We have been advised that construction will not begin until D-Tagatose has been certified by the expert panel as a generally regarded safe product. Accordingly, the sale of D-Tagatose as a food product is largely outside of our control.

     UNCERTAIN EFFECT OF PROPOSED MERGER OF MD FOODS. MD Foods has announced that it will merge with a company headquartered in Sweden during 2000. In addition, there has been some speculation in the European press as to whether MD Foods is seeking a partner to collaborate with it to produce D-Tagatose. It is uncertain as to what effect, if any, these matters may have on future sales of D-Tagatose.

     DELAYS IN BRINGING D-TAGATOSE TO MARKET SHORTENS THE PERIOD WE ARE ENTITLED TO ROYALTIES. Our agreement with MD Foods requires MD Foods to pay royalties on sales of D-Tagatose during a defined period of time which corresponds to the period that the rights to D-Tagatose are protected by U.S. and foreign patents. The delay in bringing D-

Tagatose to market results in a continuing shortening of the time that we are entitled to royalty payments under the MD Foods agreement.

     OTHER BIOTECH PRODUCTS ARE STILL IN THE DEVELOPMENT STAGE. While we are in the process of attempting to develop other potential uses of D-Tagatose as well as to develop other Biotech products, none have been developed to a stage where any significant revenue has been generated. Development of products will require significant additional research and development. Such additional effort will require substantial funding which may not be available to us. There can be no assurance that our research and development activities will result in any saleable products. Further, it is possible that we will license or seek an affiliation with a third party to bring some products to market. In such an event, we would likely have minimal control over the manufacture and marketing of such products.

     OUR ABILITY TO MARKET ANY BIOTECH PRODUCTS WE DEVELOP WILL LIKELY DEPEND ON OBTAINING FDA AND FOREIGN REGULATORY APPROVALS. Research, testing, manufacture, labeling, distribution, marketing and advertising of new products are subject to extensive regulation by governmental regulatory authorities in the United States and other countries. These rigorous regulatory approval processes can take five to ten years or more and require the expenditure of substantial resources. There can be no assurance that we will be able to obtain the necessary approvals for clinical testing or for the marketing of products.

     OUR SUCCESS WILL DEPEND, IN PART, ON OUR ABILITY TO OBTAIN AND MAINTAIN PATENT PROTECTION FOR OUR PRODUCTS. We have several patents for D-Tagatose and other products under development. No assurance can be given that any additional patents will be issued, that the protection of any patents that may be issued in the future will be significant, or that current or future patents will be held valid if subsequently challenged.

     WE HAVE SUSTAINED LOSSES IN THE PAST AND WE MAY SUSTAIN LOSSES IN THE FUTURE. We have incurred losses in prior years, including the last two (2) years. Our net loss for the year ended December 31, 1999 was $5.2 million. No assurance can be given that we will be profitable in the future.

     WE MAY NOT BE ABLE TO OBTAIN ADDITIONAL FINANCING THAT WE WILL NEED. During 1999, our working capital decreased by $0.2 million as a result of the loss incurred in 1999. We believe that we may need to raise more money to continue to finance our product development operations. We may also need to raise additional money to fund operations if the sales of D-Tagatose as a food product continue to be delayed or are not as successful as we anticipate. We may not be able to obtain additional financing on acceptable terms, or at all.

     WE FACE INTENSE COMPETITION AND RAPID TECHNOLOGICAL ADVANCES BY COMPETITORS. Our competitors in the Information Services business are numerous. Many of our competitors have significantly greater financial, marketing and distribution resources than we do. Our competitors may succeed in developing or marketing technologies and products that are more effective than ours. In addition, alternative sweetener(s) may enter the relevant markets prior to D-Tagatose.

     THE PRICE OF BIOSPHERICS' COMMON STOCK HAS BEEN HIGHLY VOLATILE DUE TO SEVERAL FACTORS WHICH WILL CONTINUE TO EFFECT THE PRICE OF OUR STOCK. Our common stock has traded as low as $4.00 and as high as $15.00 between January 1, 1999 and February 29, 2000. Some of the factors leading to this volatility include:

     - price and volume fluctuations in the stock market at large which do not relate to our operating performance;

     -    relatively small amounts of our stock trading on any given day;

     -    fluctuations in our operating results;

     - announcements of technological innovations or new products which we or our competitors make;

     -    developments with respect to patents or proprietary rights; and

     - the status of MD Foods' efforts to obtain approval to begin to sell D-Tagatose in the United States.

     BIOSPHERICS AND THE PRICE OF BIOSPHERICS SHARES MAY BE ADVERSELY AFFECTED BY THE PUBLIC SALE OF A SIGNIFICANT NUMBER OF THE SHARES ELIGIBLE FOR FUTURE SALE. All outstanding shares of our common stock are freely tradable. A significant number of additional shares may be issued upon exercise of warrants, including the stock purchase warrant. Sales of large amounts of common stock in the public market could materially adversely affect the market price. Such sales also may inhibit our ability to obtain future equity-related financing on acceptable terms.

     WE MAY BE REMOVED FROM THE NASDAQ NATIONAL MARKET SYSTEM IF WE FAIL TO MAINTAIN CERTAIN MAINTENANCE CRITERIA. Nasdaq inquired on one occasion whether we continue to meet the net tangible assets criterion for trading on the Nasdaq National Market System. We currently meet all requirements but our ability to continue to do so will depend on our future operations. The public trading volume of our common stock and the ability of our stockholders to sell their shares could be significantly impaired if we fail to meet the criteria and are removed from the Nasdaq National Market System.

     DIVIDENDS ON OUR COMMON STOCK NOT LIKELY. We do not anticipate paying dividends on our common stock. We presently intend to retain future earnings, if any, in order to provide funds for use in the operation and expansion of our business and for further research and development; accordingly, we do not anticipate paying cash dividends on our common stock in the foreseeable future.

     OUR CHARTER DOCUMENTS MAY INHIBIT A TAKEOVER. Certain provisions of our Amended and Restated Certificate of Incorporation, Bylaws and stock options could:

     -    discourage potential acquisition proposals;

     -    delay or prevent a change in control of Biospherics;

     - diminish stockholders' opportunities to participate in tender offers for our common stock, including tender offers at prices above the then current market price; or

     - inhibit increases in the market price of our common stock that could result from takeover attempts.

     WE MAY NOT BE ABLE TO RETAIN OUR KEY EXECUTIVES AND RESEARCH AND DEVELOPMENT PERSONNEL. As a small company, our success depends on the services of key employees in executive and research and development positions. The loss of the services of one or more of such employees could have a material adverse effect on us.

     YEAR 2000 COMPLIANCE RELATED PROBLEMS. Many computer systems will experience problems handling dates beyond the year 1999. Potential problems may be embedded and may not be experienced until well beyond January 1, 2000 by computer systems. Therefore, some computer hardware and software may need to be modified in order to remain functional. To date, we have processed our year 2000 requirements. The majority of the costs associated with implementing the Year 2000 compliance have already been recognized and have not been material in terms of our financial operating results. We believe there is little risk associated with year 2000 issues. There can be no assurance, however, that there will not be a delay in, or increased costs associated with the implementation of such changes. Our inability to implement such changes could have an adverse effect on our future results of operations.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly, and current reports, proxy statements, and other documents with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference room at Judiciary Plaza Building, 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549 or at its regional public reference rooms in New York, New York or Chicago, Illinois. You should call 1-800-SEC-0330 for more information on the public reference room. The SEC maintains an internet site at http://www.sec.gov where certain information regarding issuers (including Biospherics) may be found. You may also inspect and copy our SEC filings at the offices of The Nasdaq Stock Market located at 1735 K Street, N.W., Washington, DC 20006-1500.

     This prospectus is part of a registration statement that we filed with the SEC (Registration No. 333-______). The registration statement contains more information than this prospectus regarding Biospherics and its common stock, including certain exhibits and schedules. You can get a copy of the registration statement from the SEC at the address listed above or from its internet site.

     The SEC allows us to "incorporate" into this prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information may include documents filed after the date of this prospectus which update and supersede the information you read in this prospectus. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus, and all future documents filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we terminate the offering of these shares:

     Our Annual Report on Form 10-KSB for the Year ended December 31, 1999

     Our Current Report on Form 8-K filed on March 3, 2000.

     You may request a copy of these documents, at no cost, by writing or telephoning us at:

     Biospherics Incorporated
     12051 Indian Creek Court
     Beltsville, Maryland 20705
     Attention: Richard C. Levin, Vice President
     Telephone: (301) 419-3900

     You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

                           FORWARD-LOOKING INFORMATION

     Some of the statements made in this prospectus or in the documents incorporated by reference herein are not statements of historical fact but are forward-looking statements. A number of risks and uncertainties, including those discussed under the caption "Risk Factors" above and the documents incorporated by reference herein could affect such forward- looking statements and could cause actual results to differ materially from the statements made.

     In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of such terms or other comparable terminology.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievements. We do not intend to update any of the forward-looking statements after the date of this prospectus to conform them to actual results.

                               SELLING STOCKHOLDER

     The selling stockholder, RCG International Investors, LDC, acquired 723,982 shares of common stock and warrants to purchase an additional 1,085,973 shares of common stock in a February 24, 2000 private placement.

     The following information is based upon information provided by the selling stockholder. There are currently no agreements, arrangements or understandings with respect to the sale of any of the shares. The shares are being registered to permit public secondary trading of the shares, and the selling stockholder may offer the shares for resale from time to time.

     The following table sets forth the name of the selling stockholder, the number of shares of common stock owned beneficially as of February 29, 2000 and the number of shares which may be offered pursuant to this prospectus. Because the selling stockholder may offer all, some or none of its common stock, no definitive estimate as to the number of shares thereof that will be held by the selling stockholder after such offering can be provided.


                                                                                                   Percentage of
                       Shares Beneficially       Owned Maximum                                     Outstanding Shares
Name of                at February 29, 2000      Number of Shares       Shares Beneficially        Beneficially Owned
Selling Stockholder    (1)   (2)  (4)            Being Offered (3)      Owned After Offering (4)   After Offering (4)
---------------------------------------------------------------------------------------------------------------------
RCG International
Investors, LDC         2,657,755                 1,809,955              847,800                    7.28%

(1) Except as otherwise noted, the information contained in the table above reflects "beneficial" ownership of the common stock within the meaning of Rule 13d-3 under the Exchange Act. On February 29, 2000, Biospherics had 10,562,459 shares of common stock outstanding.

(2) The 2,657,755 shares consists of 996,782 shares directly owned; 575,000 shares which may be acquired by exercise of warrants issued to the selling stockholder in 1999; and 1,085,973 shares which may be acquired by exercise of the stock purchase warrant issued in the private placement.

(3) The number of shares set forth in the table represents an estimate of the number of shares of common stock to be offered by the selling stockholder. The actual number of shares of common stock issuable upon exercise of the stock purchase warrant is subject to adjustment and could be materially less or more than such estimated number depending on factors which cannot be predicted by Biospherics at this time. The actual number of shares of common stock offered hereby, and included in the Registration Statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon exercise of the stock purchase warrant by reason of any stock split, stock dividend or similar transaction involving the common stock in accordance with Rule 416 under the Securities Act.

(4) Pursuant to the terms of the stock purchase warrant and the 1999 warrants, such warrants are exercisable only to the extent that the number of shares of common stock thereby issuable, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying any unexercised portion of the stock purchase warrant or any other warrant) would not exceed 9.9% of the then outstanding common stock as determined in accordance with Section 13(a) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholder exceeds the number of shares of common stock that the selling stockholder could own beneficially at any given time through its ownership of the stock purchase warrant and the 1999 warrants. In that regard, beneficial ownership of the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Exchange Act. The selling stockholder has further agreed to not knowingly sell to any one purchaser more than 4.9% of the outstanding common stock.


                          DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of 18,000,000 shares of common stock, $.005 par value, and 2,000,000 shares of preferred stock, $.01 par value. As of the close of business on February 29, 2000, there were 10,562,459 shares of common stock outstanding and no shares of preferred stock outstanding.

     The holders of common stock are entitled to receive dividends when and as declared by the Board of Directors out of funds legally available therefor. In the event of the dissolution of Biospherics, the holders of common stock are entitled to share ratably in the assets legally available for distribution to its shareholders after the payment of the liquidation preference of any outstanding preferred stock. The holders of the common stock have no preemptive, subscription, conversion or redemption rights, and are not subject to further calls or assessments. The common stock currently outstanding is, and the common stock issued in this offering will be, validly issued, fully paid and nonassessable.

     Except as otherwise provided in our charter or required by law, the holders of shares of common stock are entitled to one vote per share on all matters to be voted on by shareholders and do not have the right of cumulative voting in connection with elections for directors, which means the holders of more than half the outstanding shares of common stock can elect all of the directors.

     We are also authorized to issue 2,000,000 shares of preferred stock. Our Board of Directors is authorized to issue the preferred stock in one or more series and, with respect to each series, to determine the preferences and rights and the qualifications, limitations, or restrictions thereof, including the dividend rights, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund provisions, the number of shares constituting each series and the designation of such series. The Board of Directors could, without shareholder approval, issue preferred stock with voting and other rights that could adversely affect the voting rights of the holders of the common stock.

     One of the effects of the preferred stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of Biospherics by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of the management.

                              PLAN OF DISTRIBUTION

     The selling stockholder, or its pledgees, donees, transferees or other successors in interest, may offer its shares at various times in one or more of the following transactions (which may involve block transactions):

     - on the Nasdaq National Market System (or any other exchange on which the shares may be listed);

     -    in the over-the-counter market;

     -    in negotiated transactions other than on such exchanges;

     -    by pledge to secure debts and other obligations;

     - in connection with the writing of non-traded and exchange-traded call options, in hedge transactions, in covering previously established short positions (so long as such short positions were established after the effectiveness of the Registration Statement of which this prospectus is a part) and in settlement of other transactions in standardized or over-the-counter options; or

     -    in a combination of any of the above transactions.

     The shares may also be sold pursuant to Rule 144. The selling stockholder, or its pledgees, donees, transferees or other successors in interest, may sell its shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, at fixed prices or at such other prices as the selling stockholder determines from time to time. The selling stockholder may use broker-dealers to sell its shares. The broker-dealers will either receive discounts or commissions from the selling stockholder, or they will receive commissions from purchasers of shares.

     Under certain circumstances the selling stockholder and any broker-dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of the Securities Act. Any commissions received by such broker-dealers and any profits realized on the resale of shares by them may be considered underwriting discounts and commissions under the Securities Act. The selling stockholder may agree to indemnify such broker-dealers against certain liabilities, including liabilities under the Securities Act. In addition, Biospherics has agreed to indemnify the selling stockholder with respect to the shares offered hereby against certain liabilities, including certain liabilities under the Securities Act. Alternatively, Biospherics may contribute toward amounts paid due to such liabilities.

     The selling stockholder will be subject to applicable provisions of the Exchange Act and regulations under the Exchange Act which may limit the timing of purchases and sales of shares of Biospherics' common stock by the selling stockholder.

     The selling stockholder will pay all commissions, transfer taxes, and other expenses associated with the sale of securities by it. The shares offered hereby are being registered pursuant to contractual obligations of Biospherics, and Biospherics has paid the expenses of the preparation of this prospectus. We have not made any underwriting arrangements with respect to the sale of shares offered hereby.

                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the shares by the selling stockholder, but we will receive the exercise price in the event the stock purchase warrant held by the selling stockholder is exercised.

                                  LEGAL MATTERS

     Baxter, Baker, Sidle & Conn, P.A. of Baltimore, Maryland, our counsel in connection with the offering, has issued an opinion about the validity of the securities being offered.

                                     EXPERTS

     The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-KSB for the year ended December 31, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.


                                TABLE OF CONTENTS

                                                                          PAGE

Risk Factors...........................................................     2

Where You Can Find More Information....................................     5

Forward Looking Information............................................     6

Selling Stockholder....................................................     6

Description of Capital Stock...........................................     8

Plan of Distribution...................................................     8

Use of Proceeds........................................................     10

Legal Matters..........................................................     10

Experts................................................................     10

                                1,809,955 SHARES

                            BIOSPHERICS INCORPORATED

                                  COMMON STOCK

                                -----------------

                                   PROSPECTUS

                                -----------------

                                   _____, 2000

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee and the NASDAQ National Market listing fee.



     Securities and Exchange Commission registration fee........       $ 4,778
     Legal fees and expenses....................................       $ 5,000
     Accounting fees and expenses ..............................       $ 5,000
     NASDAQ National Market listing fee.........................       $17,500
     Miscellaneous..............................................       $ 1,000

     Total......................................................       $33,278

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

     Article VI of the Registrant's Bylaws provides for the indemnification of officers and directors of Biospherics to the fullest extent permitted by Delaware law.

     Article TENTH of Biospherics' Certificate of Incorporation provides that a director shall not be personally liable to Biospherics or its stockholders for monetary damages for breach of fiduciary duty except to the extent that elimination or limitation of liability is not permitted under Delaware law.

ITEM 16. EXHIBITS

     The following Exhibits are filed as part of this Registration Statement:


EXHIBIT          DESCRIPTION



4.1              Securities Purchase Agreement dated as of  February 24, 2000
                 (Incorporated by reference to the Company's Form 8-K filed on March 3, 2000)

4.2              Stock Purchase Warrant dated as of February 24, 2000
                 (Incorporated by reference to the Company's Form 8-K filed on



                                      II-1

                 March 3, 2000)

4.3.             Registration Rights Agreement dated as of
                 February 24, 2000 (Incorporated by reference
                 to the Company's Form 8-K filed on March 3,
                 2000)

5.1              Opinion of Baxter, Baker, Sidle & Conn, P.A.

23.1             Consent of Baxter, Baker, Sidle & Conn, P.A. (filed as part of
                 Exhibit 5.1)

23.2             Consent of PricewaterhouseCoopers LLP, Independent Accountants

ITEM 17. UNDERTAKINGS

     A.   The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beltsville, State of Maryland, on March 14, 2000.

                                 BIOSPHERICS INCORPORATED
                                 By: /s/GILBERT V. LEVIN
                                    ----------------------

                                 Gilbert V. Levin
                                 President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated:


SIGNATURE                         TITLE                                    DATE

/s/      GILBERT V. LEVIN         President, Chief Executive Officer,      March 14, 2000
---------------------------       Treasurer and Director
         Gilbert V. Levin         (Principal Executive Officer)


                                      II-3

/s/      M. KAREN LEVIN           Director, Vice President for             March 14, 2000
---------------------------       Communications, Secretary
         M. Karen Levin

/s/      DAVID A. BLAKE           Director                                 March 14, 2000
---------------------------
         David A. Blake

/s/      LIONEL V. BALDWIN        Director                                 March 14, 2000
---------------------------
         Lionel V. Baldwin

/s/      GEORGE S. JENKINS        Director                                 March 14, 2000
---------------------------
         George S. Jenkins

/s/      ANNE S. MACLEOD          Director                                 March 14, 2000
---------------------------
         Anne S. MacLeod

/s/      THOMAS GANTT             Director                                 March 14, 2000
---------------------------
         Thomas Gantt

/s/      ROBERT CLAYTON           Controller                               March 14, 2000
---------------------------
         Robert Clayton

                            BIOSPHERICS INCORPORATED

                                INDEX TO EXHIBITS

EXHIBIT NO.     DESCRIPTION

4.1             Securities Purchase Agreement

4.2             Stock Purchase Warrant

4.3             Registration Rights Agreement

5.1             Opinion of Baxter, Baker, Sidle & Conn, P.A.

23.1            Consent of Baxter, Baker, Sidle & Conn, P.A. (filed as part of
                Exhibit 5.1)

23.2            Consent of PricewaterhouseCoopers LLP, Independent Accountants


Baker/Biospherics/s-3 Registration Statement 2000.3


                                      II-4